UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8,  2019 (February 7, 2019)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Cameron A. Scott, Vice President of Union Pacific Railroad Company, the principal operating company of Union Pacific Corporation (the Company), will retire on February 28, 2019, after over 27 years of service.

In connection with Mr. Scott’s retirement and in consideration for his service to the Company, the Board of Directors of the Company, acting upon the recommendation of the Compensation and Benefits Committee, approved on February 7, 2019, the pro-rata vesting of Mr. Scott’s outstanding retention stock units and the pro-rata vesting of his outstanding performance stock unit awards.  The amount of shares, if any, received under the pro-rata vesting will depend on the achievement of the applicable performance criteria at the end of the performance period.  The remainder of Mr. Scott’s unvested outstanding stock awards will be forfeited upon his retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 8, 2019

UNION PACIFIC CORPORATION

By:	/s/ Rhonda S. Ferguson
Rhonda S. Ferguson
Executive Vice President, Chief Legal Officer and Corporate Secretary